Exhibit 99.2

Fourth Quarter 2011 Supplemental Financial Report Established. Focused. Trusted.
Index to Supplemental Information
Company Information First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and industrial properties in the greater Washington, D.C. region. The Company's focus is acquiring properties that can benefit from its intensive property management and repositioning properties to increase their profitability and value. Matters other than historical facts set forth within this Quarterly Supplemental Financial Report are forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, the financial condition of tenants, the uncertainties of acquisition activity, the cost and availability of financing, the effects of general and local economic and market conditions, regulatory changes and other risks and uncertainties detailed in the Company's Annual Report on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Note that certain figures are rounded to the nearest thousands throughout the document, which may impact footing and/or crossfooting of totals and subtotals.
(unaudited, amounts in thousands, except per share data) (1)See page 5 for a reconciliation of the Company's FFO to Core FFO. (2)Gross asset value calculation as defined in the company's unsecured revolving credit facility. (3)As of December 31, 2011, the Company had fixed LIBOR at a weighted averaged rate of 1.773% on $200.0 million of its variable rate debt though six interest rate swap agreements. (4)Acquisition costs are omitted due to their variability, which impacts the comparability of period-over-period results. (5)Excludes lease-up properties: Redland Corporate Center-Bldg 2 and Atlantic Corporate Park. Highlights
Quarterly Financial Results (unaudited, amounts in thousands) (percentages are representative of total revenues) (1)The Company recovers approximately 65% of these costs. (2)Represents the operating results of Airpark Place, which is scheduled to be sold in the first quarter of 2012, Aquia Commerce Center I & II and Gateway West, which were both sold in the second quarter of 2011, and Old Courthouse Square, which was sold in the first quarter of 2011.
Quarterly Financial Measures (unaudited, amounts in thousands, except per share data) (1)During the fourth quarter of 2011, the Company expensed redevelopment costs associated with its Plaza 500 property related to a project that is being deferred. (2)Includes the Company's amortization of the following; straight-line rents and associated uncollectable amounts, rent abatements and lease incentives. (3)Most non-real estate depreciation is classified in general and administrative expense. (4)For the three months ended September 30 and June 30, 2011, the Company recorded tenant improvement costs of $1.7 million and $6.3 million, respectively, related to a specific tenant at Indian Creek Court. (5)Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.
Yearly Financial Results (unaudited, amounts in thousands) (percentages are representative of total revenues) (1)The Company recovers approximately 65% of these costs. (2)For the year ended December 31, 2010, the Company recorded a reduction of bad debt expense of $527 thousand related to straight-line rent reserves previously recorded as a result of uncertainty associated with a tenant renewal. (3)Represents the operating results of Airpark Place, Aquia Commerce Center I & II, Gateway West, Old Courthouse Square, Deer Park and 7561 Lindbergh Drive. Airpark Place is scheduled to be sold in the first quarter of 2012, Aquia Commerce Center I & II and Gateway West were both sold in the second quarter of 2011, Old Courthouse Square was sold in the first quarter of 2011 and Deer Park and 7561 Lindbergh Drive were both sold in the second quarter of 2010.
Yearly Financial Measures (unaudited, amounts in thousands, except per share data) (1)During the fourth quarter of 2011, the Company expensed redevelopment costs associated with its Plaza 500 property related to a project that is being deferred. (2) Represents cash received from space leased to the former owner of a property the Company acquired in September 2008, which was treated as a reduction in the basis of the property acquired. (3)Includes the Company's amortization of the following; straight-line rents and associated uncollectable amounts, rent abatements and lease incentives. (4)Most non-real estate depreciation is classified in general and administrative expense. (5)During 2011, the Company recorded tenant improvement costs of $8.1 million related to a specific tenant at Indian Creek Court. (6)Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

Net Operating Income (NOI) Same-Property Analysis

FIRST POTOMAC REALTY TRUST

(unaudited, amounts in thousands)

Same-Property NOI[1][2]	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Total base rent	$ 27,593	$ 27,777	$ 104,611	$ 105,523
Tenant reimbursements and other	5,556	6,178	22,399	23,750
Property operating expenses	(7,090)	(7,749)	(28,630)	(30,393)
Real estate taxes and insurance	(3,171)	(3,124)	(11,509)	(11,910)
Same-Property NOI - accrual basis	22,888	23,082	86,871	86,970
Straight-line revenue, net	178	283	1,235	281
Deferred market rental revenue, net	(216)	(283)	(957)	(1,173)
Same-Property NOI - cash basis	$ 22,850	$ 23,082	$ 87,149	$ 86,078
Change in same-property NOI - accrual basis	-0.8%		-0.1%	
Change in same-property NOI - cash basis	-1.0%		1.2%	
Change in Same-Property NOI - accrual basis				
Rental revenue decrease	$ (184)		$ (912)	
Tenant reimbursement and other decrease	(622)		(1,351)	
Expense decrease	612		2,164	
	$ (194)		$ (99)	
Same-property percentage of total consolidated portfolio (SF)	84.4%		83.5%	

Reconciliation of Consolidated NOI to Same-Property NOI	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Total revenues	$ 45,076	$ 35,573	$ 172,304	$ 135,470
Property operating expenses	(10,550)	(8,609)	(41,891)	(32,639)
Real estate taxes and insurance	(4,494)	(3,336)	(16,698)	(12,582)
NOI	30,032	23,628	113,715	90,249
Less: Non-same property NOI[3]	(7,144)	(546)	(26,844)	(3,279)
Same-Property NOI - accrual basis	22,888	23,082	86,871	86,970
Straight-line revenue, net	178	283	1,235	281
Deferred market rental revenue, net	(216)	(283)	(957)	(1,173)
Same-Property NOI - cash basis	$ 22,850	$ 23,082	$ 87,149	$ 86,078

Change in Same-Property NOI by Region (accrual basis)[2]	Three Months Ended December 31, 2011	Percentage of Base Rent	Twelve Months Ended December 31, 2011	Percentage of Base Rent
Washington, D.C.	(4.7)%	4%	-	-
Maryland	7.8%	31%	3.6%	32%
Northern Virginia	(5.1)%	30%	(0.4)%	32%
Southern Virginia	(3.8)%	35%	(3.0)%	36%

Change in Same-Property NOI by Property Type (accrual basis)	Three Months Ended December 31, 2011	Percentage of Base Rent	Twelve Months Ended December 31, 2011	Percentage of Base Rent
Business Park	2.4%	49%	1.6 %	51%
Industrial	(2.4)%	25%	0.1 %	26%
Office	(5.1)%	26%	(4.3)%	23%

(1) Same property comparisons are based upon consolidated properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: RiversPark I and II, Three Flint Hill, Battlefield Corporate Center, Redland Corporate Center, Atlantic Corporate Park, 1211 Connecticut Ave, NW, 440 First Street, NW, 7458 Candlewood Road, 1750 H Street, NW, Aviation Business Park, Cedar Hill I & III, Merrill Lynch, 840 First Street, NE, One Fair Oaks, Greenbrier Towers I & II, 1005 First Street, NE, 1200 17th Street, NW, Metro Place III & IV, Hillside Center, Airpark Place, Davis Drive and Sterling Park – Bldg 7.

(2) The Company acquired 500 First Street, NW on June 30, 2010. The property was the Company's first acquisition in its Washington, D.C. region and is only included above in the quarter over quarter comparison as it was not owned by the Company for the entirety of the twelve months ended December 31, 2010.

(3) Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Quarterly Supplemental Disclosure – December 31, 2011 8
Consolidated Balance Sheet (unaudited, amounts in thousands, except per share data)
Total Market Capitalization and Selected Ratios (unaudited, amounts in thousands) MARKET CAPITALIZATION (1)At December 31, 2011, the Company had fixed LIBOR on $200.0 million of its variable rate debt though six interest rate swap agreements. On January 18, 2012, the Company fixed LIBOR at 1.394% on an additional $25.0 million of its variable rate debt through an interest rate swap agreement that matures on July 18, 2018. (2)Acquisition costs are omitted due to their variability, which impacts the comparability of period-over-period results. (3)Fixed charges include interest expense, debt principal amortization and dividends on the Company's preferred shares.
Outstanding Debt (unaudited, amounts in thousands)

FIRST POTOMAC REALTY TRUST

Outstanding Debt - Continued

(unaudited, amounts in thousands)

	Effective Interest Rate	Balance at December 31, 2011	Annualized Debt Service	Maturity Date	Balance at Maturity
Total Fixed Rate Debt	6.01%[3]	$ 507,023	$ 36,100		$ 475,951
Variable Rate Debt					
Secured Term Loan[4]					
Loan B[4]	LIBOR + 3.50%	10,000	380	1/15/2012	10,000
Loan C	LIBOR + 3.50%	10,000	380	1/15/2013	10,000
Loan D	LIBOR + 3.50%	10,000	380	1/15/2014	10,000
Unsecured Revolving Credit Facility[5][6]	LIBOR + 2.50%	183,000	5,124	1/15/2015	183,000
Unsecured Term Loan[7]					
Tranche A	LIBOR + 2.15%	60,000	1,470	7/18/2016	60,000
Tranche B	LIBOR + 2.25%	85,000	2,168	7/18/2017	85,000
Tranche C	LIBOR + 2.30%	80,000	2,080	7/18/2018	80,000
Total Variable Rate Debt	2.74%[3]	$ 438,000	$ 11,982		$ 438,000
Total at December 31, 2011	**4.81%[3][8]**	**$ 945,023**	**$ 48,082** [9]		**$ 913,951**

[1] In February 2012, the Company repaid the $21.6 million mortgage encumbering Campus at Metro Park North.
[2] The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties. The fair value impacts at December 31, 2011 and the contractual interest rates are:

Property	Fair Value Impact	Contractual Interest Rate
Campus at Metro Park North	$ 38	7.11%
One Fair Oaks	204	6.31%
1434 Crossways Boulevard Building II	118	7.05%
Prosperity Business Center	13	6.25%
1434 Crossways Boulevard Building I	133	6.25%
Linden Business Center	51	6.01%
Owings Mills Business Center	11	5.85%
Annapolis Business Center	(95)	5.74%
Hanover Business Center Building D	20	8.88%
Hanover Business Center Building C	31	7.88%
Chesterfield Business Center Bldgs C, D, G and H	44	8.50%
Chesterfield Business Center Bldgs A, B, E and F	75	7.45%
Gateway Centre Manassas Building I	32	7.35%
Airpark Business Center	41	7.45%
Mercedes Center - Note 1	(211)	4.67%
Mercedes Center - Note 2	221	6.57%
Cedar Hill	58	6.00%
Merrill Lynch Building	(62)	6.00%
Hillside Center	957	5.75%
840 First Street, NE	(532)	5.18%
Total fair value increases, net	$ 1,147	

[3] Represents the weighted average interest rate.
[4] Interest on the loan increases by 100 basis points each year on January 1st, to a maximum of 550 basis points. On January 1, 2012, the loan's applicable interest rate increased to LIBOR plus 4.50%. In January 2012, the Company repaid the $10.0 million balance of Loan B with available cash.
[5] The unsecured revolving credit facility matures in January 2014 with a one-year extension at the Company's option, which it intends to exercise.
[6] As of December 31, 2011, the borrowing base for the Company's unsecured revolving credit facility included the following properties: 13129 Airpark Road, Virginia Center Technology Park, Airpark Place Business Center, Crossways II, Reston Business Campus, Cavalier Industrial Park, Gateway Centre Manassas (Building II), Enterprise Parkway, Diamond Hill Distribution Center, Linden Business Center (Building I), 1000 Lucas Way, River's Bend Center, Crossways I, Sterling Park Business Center, Sterling Park Land, 1408 Stephanie Way, Gateway 270, Gateway II, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, River's Bend Center II, Park Central, Hanover AB, Herndon Corporate Center, 6900 English Muffin Way, 4451 Georgia Pacific, Goldenrod Lane, Patrick Center, West Park, Woodlands Business Center, Worman's Mill Court, Girard Business Center, Girard Place, Owings Mills Commerce Center, Tech Court, Triangle Business Center, Corporate Campus at Ashburn Center, Enterprise Center, Interstate Plaza, 1211 Connecticut Ave, NW, Atlantic Corporate Park, Indian Creek, Greenbrier Towers, 403 & 405 Glenn Drive, 4612 Navistar Drive, Redland Corporate Center, Norfolk Commerce Park and Windsor at Battlefield.
[7] In February 2012, the Company expanded the term loan to $300.0 million.
[8] During 2011, the Company had fixed LIBOR on $200.0 million of its variable rate debt through six interest rate swap agreements. On January 18, 2012, the Company fixed LIBOR at 1.394% on $25.0 million of its variable rate debt through an interest rate swap agreement that matures on July 18, 2018.
[9] During 2011, the Company paid approximately $7.4 million in principal payments on its mortgage debt, which excludes $32.0 million related to mortgage debt that was repaid in its entirety in 2011.

Quarterly Supplemental Disclosure – December 31, 2011 12
Debt Maturity Schedule (unaudited, amounts in thousands) (1)At December 31, 2011, the Company had fixed LIBOR on $200.0 million of its variable rate debt. (2)The borrowing base for the Exchangeable Notes, Unsecured Revolving Credit Facility, Senior Unsecured Notes and Unsecured Term Loan also supports an Unsecured Term Loan of $80.0 million maturing in 2018. (3)Secured Term Loan I is mezzanine debt. Total supported indebtedness includes underlying first mortgage financing that matures from 2012 through 2021. At December 31, 2011, the term loan was comprised of three $10 million notes with staggered yearly maturities. The Company repaid a $10 million note in January 2012.
Debt Covenants (unaudited, amounts in thousands) (1)Covenant does not apply to Secured Term Loan covenants. (2)Covenant does not apply to Senior Notes covenants.
Portfolio Summary (unaudited) (1)Includes entire square footage of properties owned by consolidated joint ventures.
Acquisitions and Dispositions (1)For properties acquired through joint ventures, initial investment reflects only the Company's investment in the properties. (2)For properties acquired through joint ventures, square footages reflect the property's entire net rentable square footage. (3)See page 17 for details. (unaudited, amounts in thousands)
Acquisition Details (1)Includes the issuance of OP units valued at $7.1 million that were issued subsequent to acquisition to partially satisfy a contingent consideration obligation. (2)Future development joint venture. Percent leased reflects seller leaseback. (3)Development joint venture. (unaudited, $ amounts in thousands)
Development and Redevelopment (1)Redevelopment of existing structures (2)Three Flint Hill FP Management office is reclassified as not in service until the regional management team relocates. (unaudited, $ amounts in thousands)
Net Asset Value Analysis (unaudited, amounts in thousands) (1)Includes figures from discontinued operations. (2)Management fee adjustment, which equates to 4% of cash basis revenue, is used in lieu of an administrative overhead allocation for comparative purposes. (3)Lease-up properties include Redland Corporate Center-Bldg 2 and Atlantic Corporate Park. (4)Does not include the development of 1200 17th Street, NW which is included in Investments in Affiliates. (5)Includes the development of 1200 17th Street, NW. For details, see pages 18 and 20. (6)Based on the Company's internal allocation, $44 million was allocated to Redland-Bldg 3 and $40 million was allocated to Redland-Bldg 2.
Investment in Joint Ventures (unaudited, $ amounts in thousands) (1)The property was placed into development upon acquisition. (2)The venture exercised its option to extend the mortgage through September 26, 2013. Borrowings on the loan bear interest at LIBOR plus 250 basis points. (3)Reflects the operating results of the property, not FPO's economic interest in the property. (4)Aviation Business Park and Metro Place III & IV were acquired on December 29, 2010, and November 18, 2011, respectively.
Leasing and Occupancy Summary (unaudited) (1)Does not include space in development or redevelopment. (2)Includes leased spaces that are not yet occupied. (3)Does not include vacant and core factor space. (4)Triple-net equivalent at December 31, 2011. (5)Does not include leases on property amenities, such as garages, antennae and land.
Top Thirty Tenants (unaudited) (1)Triple-net equivalent at December 31, 2011. (2)Reflects annualized rent from seller leaseback of building and land.
Portfolio Analysis (unaudited) (1)Does not include space under redevelopment or completed construction yet to be placed into service. (2)Triple-net equivalent at December 31, 2011; includes leased spaces that are not yet occupied. (3)Includes Atlantic Corporate Park and Redland Corporate Center-Bldg 2.
Market Concentration (unaudited) (1)Triple-net equivalent at December 31, 2011.
Leasing Analysis (unaudited) (1)Includes 146,222 square feet of leases and associated costs for leases signed in the fourth quarter of 2011 for subsequent periods. Of the total, 74,628 square feet is expected to commence in Q1 2012, 41,997 square feet is expected to commence in Q2 2012, 7,897 square feet is expected to commence in Q3 2012 and 21,700 square feet is expected to commence in Q4 2012. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or acquired vacancy. (4)Reflects triple-net equivalent base rent per square foot.
Leasing Analysis - Business Park (unaudited) (1)Includes 68,161 square feet of leases and associated costs for leases signed in the fourth quarter of 2011 for subsequent periods. Of the total, 46,461 square feet is expected to commence in Q1 2012 and 21,700 square feet is expected to commence in Q4 2012. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or acquired vacancy. (4)Reflects triple-net equivalent base rent per square foot.
Leasing Analysis - Office (unaudited) (1)Includes 55,508 square feet of leases and associated costs for leases signed in the fourth quarter of 2011 for subsequent periods. Of the total, 28,167 square feet is expected to commence in Q1 2012, 19,444 square feet is expected to commence in Q2 2012 and 7,897 square feet is expected to commence in Q3 2012. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or acquired vacancy. (4)Reflects triple-net equivalent base rent per square foot.
Leasing Analysis - Industrial (unaudited) (1)Includes 22,533 square feet of leases and associated costs for leases signed in the fourth quarter of 2011 for subsequent periods. Of the total, 22,533 square feet is expected to commence in Q2 2012. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or acquired vacancy. (4)Reflects triple-net equivalent base rent per square foot.
Lease Expirations (unaudited) (1)Triple-net equivalent at December 31, 2011. (2)Per square foot rents do not include the Greyhound Lines, Inc leaseback at 1005 First Street, NE. (3)The Company classifies leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 118,704 square feet of leases that expired on December 31, 2011, 10,507 square feet were renewed, 101,411 square feet were moved out and 6,786 square feet were held over.
Lease Expirations by Property Type (unaudited) (1)Triple-net equivalent. (2)Business Park MTM includes license agreements for temporary swing space. (3)The Company classifies leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. (4)Of the 57,387 square feet of Business Park leases that expired on December 31, 2011, 4,500 square feet were renewed, 46,101 square feet were moved out and 6,786 square feet were held over. (5)Per square foot rents do not include the Greyhound Lines, Inc leaseback at 1005 First Street, NE. (6)Of the 26,757 square feet of Office leases that expired on December 31, 2011, 6,007 square feet were renewed and 20,750 square feet were moved out. (7)Of the 34,560 square feet of Industrial leases that expired on December 31, 2011, 34,560 square feet were moved out.
Lease Expirations - Current and Next Four Quarters (unaudited) (1)Triple-net equivalent at December 31, 2011. (2)The Company classifies leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 118,704 square feet of leases that expired on December 31, 2011, 10,507 square feet were renewed, 101,411 square feet were moved out and 6,786 square feet were held over.
Portfolio by Size (unaudited) (1)Triple-net equivalent at December 31, 2011. (2)Per square foot rents do not include the Greyhound Lines, Inc leaseback at 1005 First Street, NE.
Washington, DC
Washington, DC Region (unaudited) (1)CBD = Central Business District; NoMa = North of Massachusetts Avenue (2)Triple-net equivalent at December 31, 2011. (3)Does not include space in development or redevelopment. (4)For details see page 18.
Washington, DC - Lease Expirations (unaudited) (1)Triple-net equivalent at December 31, 2011. (2)Per square foot rents do not include the Greyhound Lines, Inc leaseback at 1005 First Street, NE.
Maryland Region
Maryland Region (unaudited) (1)Triple-net equivalent at December 31, 2011. (2)Does not include space in development or redevelopment. (3)Ammendale Business Park consists of the following properties: Ammendale Commerce Center and Indian Creek Court. (4)Girard Business Park consists of the following properties: Girard Business Center and Girard Place. (5)Frederick Industrial Park consists of the following properties: 4451 Georgia Pacific Boulevard, 4612 Navistar Drive and 6900 English Muffin Way. (6)Owings Mills Business Park consists of the following properties: Owings Mills Business Center and Owings Mills Commerce Center.
Maryland Region - Lease Expirations (unaudited) (1)Triple-net equivalent at December 31, 2011.
Northern Virginia Region
Northern Virginia Region (unaudited) (1)Triple-net equivalent at December 31, 2011. (2)Does not include space in development or redevelopment. (3)Sterling Park Business Center consists of the following properties: 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive. (4)Lafayette Business Center consists of the following properties: Enterprise Center and Tech Court. (5)Reflects the partial redevelopment of in-service buildings. For details see page 18.
Northern Virginia - Lease Expirations (unaudited) (1)Triple-net equivalent at December 31, 2011.
Southern Virginia

Southern Virginia

FIRST POTOMAC REALTY TRUST

(unaudited)

Property	Buildings	Location	Square Feet	Annualized Cash Basis Rent[1]	Leased at December 31, 2011[2]	Occupied at December 31, 2011[2]
RICHMOND						
Business Park						
Chesterfield Business Center[3]	11	Richmond	320,412	$ 1,723,537	85.4%	85.4%
Hanover Business Center	4	Ashland	183,587	727,880	63.1%	58.7%
Park Central	3	Richmond	204,762	2,056,879	87.7%	87.7%
Virginia Center Technology Park	1	Glen Allen	118,145	1,185,375	85.2%	85.2%
Total Business Park	19		826,906	5,693,671	81.0%	80.0%
Industrial						
Northridge	2	Ashland	140,185	902,131	100.0%	100.0%
River's Bend Center[4]	6	Chester	795,080	4,519,632	94.2%	94.2%
Total Industrial	8		935,265	5,421,763	95.1%	95.1%
Total Richmond	27		1,762,171	11,115,434	88.5%	88.0%
NORFOLK						
Business Park						
Crossways Commerce Center[5]	9	Chesapeake	1,087,250	10,348,080	93.0%	85.3%
Battlefield Corporate Center	1	Chesapeake	96,720	779,868	100.0%	100.0%
Greenbrier Business Park[6]	4	Chesapeake	411,815	4,006,560	78.0%	77.2%
Hampton Roads Center[7]	3	Hampton	585,213	2,571,770	60.5%	60.5%
Norfolk Commerce Park[8]	3	Norfolk	261,886	1,810,780	68.9%	68.9%
Total Business Park	20		2,442,884	19,517,058	80.4%	76.8%
Office						
Greenbrier Towers	2	Chesapeake	171,914	1,870,960	87.8%	84.2%
Total Office	2		171,914	1,870,960	87.8%	84.2%
Industrial						
Cavalier Industrial Park	4	Chesapeake	394,308	1,514,174	88.6%	88.6%
Diamond Hill Distribution Center	4	Chesapeake	712,683	2,721,217	88.5%	88.5%
Total Industrial	8		1,106,991	4,235,391	88.5%	88.5%
Total Norfolk	30		3,721,789	25,623,409	83.1%	80.6%
Grand Total	**57**		**5,483,960**	**$ 36,738,843**	**84.9%**	**83.0%**

[1] Triple-net equivalent at December 31, 2011.
[2] Does not include space in development or redevelopment.
[3] Chesterfield Business Center consists of the following properties: Airpark Business Center, Chesterfield Business Center and Pine Glen.
[4] River's Bend Center consists of the following properties: River's Bend Center and River's Bend Center II.
[5] Crossways Commerce Center consists of the following properties: Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way.
[6] Greenbrier Business Park consists of the following properties: Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
[7] Hampton Roads Center consists of the following properties: 1000 Lucas Way and Enterprise Parkway.
[8] Norfolk Commerce Park consists of the following properties: Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Quarterly Supplemental Disclosure – December 31, 2011 43

Southern Virginia - Lease Expirations (unaudited) (1)Triple-net equivalent at December 31, 2011.
Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. The Company believes FFO, NOI, EBITDA and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non- property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. NOI Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. SAME-PROPERTY NOI The Company defines same-property NOI as NOI for the Company's properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company's same-property NOI may not be comparable to other REITs. EBITDA Management believes that EBITDA is a useful measure of the Company's operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt. FFO Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. On October 31, 2011, NAREIT issued revised guidance regarding the exclusion of impairment write-downs of depreciable assets reported in FFO. As a result, the Company excluded impairment losses from FFO in the periods presented. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. CORE FFO Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, contingent consideration charges and acquisition costs. The Company provides a reconciliation of FFO to Core FFO. AFFO Management believes that AFFO is a useful measure of the Company's liquidity. The Company computes AFFO by adding to Core FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company's ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company's AFFO may not be comparable to other REITs. Management Statements on Non-GAAP Supplemental Measures